                                                                     EXHIBIT (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 28, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of State Street Navigator Securities Lending Prime Portfolio which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Service Providers" in such Registration Statement.

PricewaterhouseCoopers LLP


Boston, Massachusetts
April 22, 2003